CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and “Appendix B – Target Fund’s Financial Highlights” in the Combined Proxy Statement/Prospectus and to the use of our report, dated November 24, 2015 with respect to Fort Dearborn Income Securities, Inc. for the fiscal year ended September 30, 2015, which is incorporated by reference in this Registration Statement on Form N-14 of The UBS Funds.

 /s/ ERNST & YOUNG LLP

New York, New York
February 1, 2016